                                                                       Exhibit 5
                                                                       ---------



                             [COMDISCO LETTERHEAD]


                                 July 22, 1998

The Board of Directors of
Comdisco, Inc.
6111 North River Road
Rosemont, Illinois  60018

     Re:  Issuance of $275,000,000 in 6.13% MandatOry Par Put Remarketed
          --------------------------------------------------------------
          Securities(SM) Due August 1, 2006 of Comdisco, Inc.
          -------------------------------------------------

Ladies and Gentlemen:

  Reference is made to the form of the Registration Statement on Form S-3 (File No. 333-29813) filed with the Securities and Exchange Commission (the "Commission") on June 23, 1997 (the "Registration Statement") by Comdisco, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), and declared effective July 8, 1997, relating to $1,200,000,000 in aggregate principal amount of Debt Securities of the Company (the "Debt Securities") and Common Stock as may be issuable from time to time upon conversion or exchange or Debt Securities to the extent such Debt Securities are, by their terms, convertible or exchangeable for Debt Securities pursuant to Rule 415 under the Act for issuance from time to time. This opinion is being furnished to you for filing on a Current Report on Form 8-K which will be incorporated by reference as a supplemental exhibit to the Registration Statement.

  I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issue and sale of $275,000,000 in aggregate principal amount of 6.13% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") Due August 1, 2006 to be offered by the Company as Debt Securities under the Registration Statement and I have examined the originals, or copies, certified or otherwise identified, of corporate records of the Company, certificates of public officials and the representatives of the Company, statutes and other documents and instruments, as the basis for the opinion hereinafter expressed. I have also examined the form of Indenture between the Company and Yasuda Bank and Trust Company (U.S.A.), as Trustee, under which the MOPPRS are to be issued (the "Indenture") and the form of Underwriting Agreement and related Terms Agreement by and among the Company, and certain Underwriters pursuant to which the MOPPRS will be distributed (collectively, the "Underwriting Agreement") the forms of each of which have been filed as exhibits to the Registration Statement, and a related Remarketing Agreement. I am also familiar with the form of Prospectus Supplement and Prospectus relating to the MOPPRS and their offering by the Company, each dated July 22, 1998 and to be filed with the Commission on or about July 24,

Comdisco, Inc.
July 22, 1998
Page 2


1998. I am also familiar with the proposed opinion of legal counsel qualified to practice in New York concerning the validity, legality and binding effect of the MOPPRS under New York law, upon which I will rely in delivering my opinion pursuant to the Underwriting Agreement and upon which opinion I am relying in connection with this opinion.

  Based upon the foregoing examination, and in reliance thereon, I am of the opinion that, subject to the terms of the MOPPRS being otherwise in compliance with applicable law, the MOPPRS, when duly authorized, executed, authenticated and delivered in the form contemplated by the Indenture and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company, and any legally required consents, approvals, authorizations and other orders of the Commission or any other judicial or regulatory authorities required to be obtained, against payment therefor as described in the Registration Statement, will be legally issued and will be binding obligations of the Company, entitled to the benefits of Indenture.

  The foregoing opinion is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) with respect to the enforceability of any agreement to general principles of equity (regardless of whether such enforceability is considered in an action at law or in equity).

  I am qualified to practice law in the State of Illinois and do not purport to be an expert on, or to express any opinion herein concerning any law other than the laws of the State of Illinois, the corporation laws of the State of Delaware, and the federal laws of the United States. Without limiting the generality of the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois or the corporate law of Delaware.

  I hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

                                        Very truly yours,



                                        /s/ Jeremiah M. Fitzgerald
                                        --------------------------
                                        Jeremiah M. Fitzgerald
                                        Vice President and
                                        General Counsel